Exhibit 99.2

Altitude International Signs Joakim Noah

Press Release | 07/08/2021

Altitude International Signs Joakim Noah

PR Newswire

PORT ST. LUCIE, Fla., July 8, 2021

PORT ST. LUCIE, Fla., July 8, 2021 /PRNewswire/ — Altitude International Holdings, Inc (OTCQB: ALTD) has announced that Joakim Noah has accepted a seat on its Sports, Education and Technology Advisory Board. The board is an assemblage of highly accomplished individuals in the areas of athletic/educational training and sports science. Joakim will also play a leading role in assisting in sourcing funding for the Company’s charitable initiatives and relief efforts.

Joakim Noah is a two-time NCAA Basketball Champion, a two-time NBA All Star, and in 2014 was named All-NBA First Team as well as NBA Defensive Player of the Year. He is renowned for his charismatic leadership and unparalleled passion, both on and off the court. Throughout his career, Joakim has dedicated himself to making a difference in the lives of inner-city youth and in 2010 he founded the Noah’s Arc Foundation along with his mother to formally do just that.

In recognition of his selfless efforts, Joakim was the recipient of the 2015 J. Walter Kennedy Citizenship Award and was also the winner of the NBA Cares Community Assist Award that same year. Last month Joakim became one of five former NBA greats to personally invest in the new “NBA Africa” program and will be working closely with the league on its multi-faceted Africa initiatives.

“Having spent a tremendous amount of time in Africa with my father on a number of his charitable projects, I know firsthand that the deadliest problem facing our Motherland is the contaminated drinking water so many are subjected to,” said Noah.

“The horrifying truth is that almost 850,000 of our brothers and sisters die every year from diseases contracted directly from their drinking water, with our babes being the most vulnerable. That’s why I am ecstatic that my brother-in-arms, Adrian Walton, has taken up the fight on behalf of ALTD and blessed me with the opportunity to bring Africa the amazing air-to-pure water systems ALTD is now manufacturing. The US Department of Defense has already started utilizing our machines and we just arranged to get 4 units shipped to Cameroon.

“I have faith that my fellow players and maybe even the league itself will get squarely behind our efforts when they see the immediate relief our pure water machines can deliver.”

Noah’s Arc will also be involved in raising the funds needed for ALTD’s new Altitude Basketball Academy, which will give us the opportunity to extend our original mission outside of Chicago and to help lift the lives of impoverished kids everywhere. I look forward to working with the tremendous team of champions that Greg Breunich keeps adding to, as we all look to get support for as many kids as we can, and to make our Altitude Basketball Academy a resounding success story for everyone involved.”

Greg, Breunich, ALTD CEO concluded, “There is no finer person and no brighter light to attract everything we need to succeed on our multiple missions than Joakim Noah. His heart is as big as it gets, and he has captured the full respect of everyone around the game. Noah’s Arc and Joakim are exactly what we need to maximize the positive impact on the many lives we hope to touch.”

SAFE HARBOR STATEMENT

This press release contains certain “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995, involving risks and uncertainties. There can be no assurance such statements will prove to be accurate and actual results and future events could differ materially from management’s current expectations. The economic, competitive, governmental, technological and other factors identified in the Company’s previous filings with the Securities and Exchange Commission may cause actual results or events to differ materially from those described in forward-looking statements in this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether result of new information future events or otherwise.

Media contact: Adrienne Mazzone 561-908-1638; amazzone@transmediagroup.com

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SOURCE Altitude International Holdings, Inc.